Exhibit 10.2   Promissory Note Between Floridino's Inc. and

               Raffles Toho Inc.


                         PROMISSORY NOTE

On the 31st day of August 1999, Floridino's Inc., agrees to pay Raffles Toho, Inc., One Hundred seventeen thousand three hundred forty dollars and no cents ($117,340.00) at the rate of 8.25 percent per annum. A balloon payment will be due on the 1st day of September, 2000.



                                  ____________________________
                                  Nick Pirgousis, President
                                  Floridino's Inc.